Exhibit 99.(d)(1)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS II

and
VICTORY CAPITAL MANAGEMENT INC.
Dated: May 21, 2015

ETFs

ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares Developed Enhanced Volatility Wtd ETF	0.40%	December 4, 2019	December 31, 2020
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares International Volatility Wtd ETF	0.40%	December 4, 2019	December 31, 2020
VictoryShares Emerging Market Volatility Wtd ETF	0.45%	December 4, 2019	December 31, 2020
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares International High Div Volatility Wtd ETF	0.40%	December 4, 2019	December 31, 2020
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.45%	December 4, 2019	December 31, 2020
VictoryShares Dividend Accelerator ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	December 4, 2019	December 31, 2020
VictoryShares Global Multi-Factor Minimum Volatility ETF*	0.35%	December 4, 2019	December 31, 2020
VictoryShares International Multi-Factor Minimum Volatility ETF*	0.40%	December 4, 2019	December 31, 2020
VictoryShares USAA Core Intermediate-Term Bond ETF	0.30%	February 27, 2019	June 30, 2021
VictoryShares USAA Core Short-Term Bond ETF	0.25%	February 27, 2019	June 30, 2021
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	0.30%	February 27, 2019	June 30, 2021
VictoryShares USAA MSCI International Value Momentum ETF	0.25%	February 27, 2019	June 30, 2021
VictoryShares USAA MSCI US Small Cap Value Momentum ETF	0.15%	February 27, 2019	June 30, 2021
VictoryShares USAA MSCI US Value Momentum ETF	0.15%	February 27, 2019	June 30, 2021
VictoryShares NASDAQ Next 50 ETF*	0.15%	August 25, 2020	December 31, 2021
VictoryShares Top Veteran Employers ETF*	0.55%	June 18, 2020	December 31, 2021

ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares Defend America ETF*	0.55%	June 18, 2020	December 31, 2021

1 Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Name of Fund	Fee[1]	Last Approved	Must Be Approved By
Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 4, 2019	December 31, 2020
Victory Market Neutral Income Fund	0.60%	December 4, 2019	December 31, 2020

*Pending Launch

Current as of August 25, 2020

VICTORY PORTFOLIOS II

By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer
Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo
Name: Michael Policarpo II
Title: President, Chief Financial Officer and Chief Administrative Officer